Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2021

–	Year-over-year revenue grows 9%, operating profit up 12%, non-GAAP operating profit up 16%

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, January 28, 2021 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading digital health company, today announced results for its quarter ended December 31, 2020.

Second Quarter 2021 Highlights

All comparisons are to the prior year period

•	Revenue increased 9% to $800.0 million; up 7% on a constant currency basis

•	GAAP gross margin of 57.8%; non-GAAP gross margin expanded 20 bps to 59.9%

•	Net operating profit increased 12%; non-GAAP operating profit up 16%

•	GAAP diluted earnings per share of $1.23; non-GAAP diluted earnings per share of $1.41

“Our second-quarter results reflect continued solid performance and positive trends across our business resulting in top-line growth as well as double-digit improvement in operating income and earnings per share,” said Mick Farrell, ResMed CEO. “In our core markets of sleep apnea, COPD, and asthma, we are seeing continued sequential improvement in new patient volume and ongoing adoption of our mask and accessories resupply programs. Our global teams have managed SG&A investments judiciously as we navigate through the global pandemic. We have seen great adoption of digital health and an increase in the importance of out-of-hospital healthcare these last 12 months, and that will only expand throughout 2021 as vaccines become more widely available, and our communities open up worldwide. We have continued to invest in focused R&D programs in digital health and core medtech innovation, to help accelerate our ResMed growth strategy: improving 250 million lives in out-of-hospital healthcare in 2025.”

RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	December 31, 2020	December 31, 2019	% Change	Constant Currency (A)
Revenue	$800.0	$736.2	9%	7%
Gross margin (B)	57.8%	58.0%	(0)
Non-GAAP gross margin (B)	59.9%	59.7%	0
Selling, general, and administrative expenses	169.5	171.4	(1)	(3)
Research and development expenses	54.9	49.9	10	7
Income from operations	221.7	197.8	12
Non-GAAP income from operations (B)	254.5	218.5	16
Net income	179.5	160.6	12
Non-GAAP net income (B)	206.4	176.3	17
Diluted earnings per share	$1.23	$1.10	12
Non-GAAP diluted earnings per share (B)	$1.41	$1.21	17

	Six Months Ended
	December 31, 2020	December 31, 2019	% Change	Constant Currency (A)
Revenue	$1,552.0	$1,417.2	10%	8%
Gross margin (B)	58.1%	57.8%	1
Non-GAAP gross margin (B)	59.9%	59.6%	1
Selling, general, and administrative expenses	328.5	338.9	(3)	(5)
Research and development expenses	109.5	98.0	12	9
Income from operations	438.6	368.9	19
Non-GAAP income from operations (B)	491.6	409.5	20
Net income	357.9	280.7	27
Non-GAAP net income (B)	391.8	311.7	26
Diluted earnings per share	$2.45	$1.93	27
Non-GAAP diluted earnings per share (B)	$2.68	$2.14	25

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of Second Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 5 percent, driven by strong sales across our mask product portfolio.

•	Revenue in Europe, Asia, and other markets grew by 10 percent on a constant currency basis, primarily driven by sales across our device and mask product portfolio.

•	Software as a Service revenue increased by 6 percent, due to continued growth in resupply service offerings and stabilizing patient flow in out-of-hospital care settings.

•

Gross margin contracted by 20 basis points mainly due to restructuring expenses associated with the cessation of our portable oxygen concentrator business. Non-GAAP gross margin expanded by 20 basis points, mainly due to benefits from manufacturing efficiencies, product mix changes, and foreign exchange rates, partially offset by declines in average selling prices.

RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 3 of 10

•

Selling, general, and administrative expenses decreased by 3 percent on a constant currency basis. SG&A expenses improved to 21.2 percent of revenue in the quarter, compared with 23.3 percent in the same period of the prior year. These changes in SG&A expenses were mainly due to savings in travel and other cost management as a result of the COVID-19 pandemic.

•	Income from operations increased by 12 percent and non-GAAP income from operations increased by 16 percent.

•

Net income grew by 12 percent and diluted earnings per share grew by 12 percent. Non-GAAP net income grew by 17 percent and non-GAAP diluted earnings per share grew by 17 percent, predominantly attributable to strong sales and controlled operating costs.

•	Cash flow from operations for the quarter was $169.9 million, compared to net income in the current quarter of $179.5 million. During the quarter we paid $56.7 million in dividends.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of February 11, 2021, payable on March 18, 2021. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 10, 2021, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 10, 2021, through February 11, 2021, inclusive.

Webcast details

ResMed will discuss its second quarter fiscal year 2021 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2021 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 4291663. The telephone replay will be available until February 11, 2021.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 4 of 10

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net revenue	$800,011	$736,157	$1,551,955	$1,417,213

Cost of sales	321,132	296,975	622,436	572,976
Amortization of acquired intangibles (1)	11,164	12,052	23,143	25,488
Restructuring - cost of sales (1)	5,232	—	5,232	—

Total cost of sales	$337,528	$309,027	$650,811	$598,464

Gross profit	$462,483	$427,130	$901,144	$818,749

Selling, general, and administrative	169,470	171,422	328,459	338,862
Research and development	54,935	49,943	109,468	97,976
Amortization of acquired intangibles (1)	7,689	8,556	15,932	13,599
Restructuring - operating expenses (1)	8,673	—	8,673	—
Litigation settlement expenses (1)	—	(600)	—	(600)

Total operating expenses	$240,767	$229,321	$462,532	$449,837
Income from operations	221,716	197,809	438,612	368,912

Other income (expenses), net:
Interest income (expense), net	$(5,792)	$(10,018)	$(12,517)	$(20,562)
Loss attributable to equity method investments	(2,640)	(6,924)	(4,928)	(13,786)
Other, net	(2,692)	(2,115)	5,279	(5,225)

Total other income (expenses), net	(11,124)	(19,057)	(12,166)	(39,573)

Income before income taxes	$210,592	$178,752	$426,446	$329,339
Income taxes	31,078	18,198	68,560	48,637

Net income	$179,514	$160,554	$357,886	$280,702

Basic earnings per share	$1.24	$1.11	$2.47	$1.95
Diluted earnings per share	$1.23	$1.10	$2.45	$1.93
Non-GAAP diluted earnings per share (1)	$1.41	$1.21	$2.68	$2.14

Basic shares outstanding	145,246	144,212	145,053	143,966
Diluted shares outstanding	146,421	145,575	146,350	145,479

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	December 31, 2020	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$255,865	$463,156
Accounts receivable, net	509,364	474,643
Inventories	474,821	416,915
Prepayments and other current assets	211,435	168,745

Total current assets	$1,451,485	$1,523,459
Non-current assets:
Property, plant, and equipment, net	$459,472	$417,335
Operating lease right-of-use assets	131,291	118,348
Goodwill and other intangibles, net	2,323,490	2,338,492
Deferred income taxes and other non-current assets	207,118	189,742

Total non-current assets	$3,121,371	$3,063,917

Total assets	$4,572,856	$4,587,376

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$122,166	$135,786
Accrued expenses	280,332	270,353
Operating lease liabilities, current	22,445	21,263
Deferred revenue	105,238	98,617
Income taxes payable	35,166	64,755
Short-term debt	11,988	11,987

Total current liabilities	$577,335	$602,761
Non-current liabilities:
Deferred revenue	$86,899	$87,307
Deferred income taxes	12,733	13,011
Operating lease liabilities, non-current	117,641	101,880
Other long term liabilities	9,481	8,347
Long-term debt	813,732	1,164,133
Long-term income taxes payable	90,051	112,910

Total non-current liabilities	$1,130,537	$1,487,588

Total liabilities	$1,707,872	$2,090,349

STOCKHOLDERS’ EQUITY:
Common stock	$582	$580
Additional paid-in capital	1,574,240	1,570,694
Retained earnings	3,076,569	2,832,991
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(163,151)	(283,982)

Total stockholders’ equity	$2,864,984	$2,497,027

Total liabilities and stockholders’ equity	$4,572,856	$4,587,376

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RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Six Months Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$357,886	$280,702
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	80,046	77,077
Amortization of right-of-use assets	17,911	12,323
Stock-based compensation costs	31,441	27,309
Loss attributable to equity method investments	4,928	13,786
(Gain) loss on equity investment	(4,776)	5,419
Restructuring expenses	8,673	—
Changes in fair value of business combination contingent consideration	500	(7)
Changes in operating assets and liabilities:
Accounts receivable, net	(19,259)	(275)
Inventories, net	(34,212)	(28,294)
Prepaid expenses, net deferred income taxes, and other current assets	(29,875)	(66,818)
Accounts payable, accrued expenses, and other	(99,348)	(88,927)

Net cash provided by operating activities	$313,915	$232,295
Cash flows from investing activities:
Purchases of property, plant, and equipment	(48,443)	(47,771)
Patent registration costs	(8,367)	(4,871)
Business acquisitions, net of cash acquired	(437)	(3,423)
Purchases of investments	(14,446)	(21,841)
Proceeds / (Payments) on maturity of foreign currency contracts	19,922	1,064

Net cash used in investing activities	$(51,771)	$(76,842)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	18,614	24,297
Taxes paid related to net share settlement of equity awards	(46,507)	(41,091)
Payment of business combination contingent consideration	—	(302)
Proceeds from borrowings, net of borrowing costs	55,000	730,000
Repayment of borrowings	(406,000)	(700,012)
Dividends paid	(113,165)	(112,202)

Net cash used in financing activities	$(492,058)	$(99,310)

Effect of exchange rate changes on cash	$22,623	$824

Net increase / (decrease) in cash and cash equivalents	(207,291)	56,967
Cash and cash equivalents at beginning of period	463,156	147,128

Cash and cash equivalents at end of period	$255,865	$204,095

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RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” excludes amortization expense from acquired intangibles related to cost of sales and are reconciled below:

	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Revenue	$800,011	$736,157	$1,551,955	$1,417,213
Add back: Deferred revenue fair value adjustment (A)	—	657	—	2,102

Non-GAAP Revenue	$800,011	$736,814	$1,551,955	$1,419,315

GAAP Cost of sales	$337,528	$309,027	$650,811	$598,464
Less: Amortization of acquired intangibles (A)	(11,164)	(12,052)	(23,143)	(25,488)
Less: Restructuring - cost of sales (A)	(5,232)	—	(5,232)	—

Non-GAAP cost of sales	$321,132	$296,975	$622,436	$572,976

GAAP gross profit	$462,483	$427,130	$901,144	$818,749
GAAP gross margin	57.8%	58.0%	58.1%	57.8%
Non-GAAP gross profit	$478,879	$439,839	$929,519	$846,339
Non-GAAP gross margin	59.9%	59.7%	59.9%	59.6%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP income from operations	$221,716	$197,809	$438,612	$368,912
Amortization of acquired intangibles - cost of sales (A)	11,164	12,052	23,143	25,488
Amortization of acquired intangibles - operating expenses (A)	7,689	8,556	15,932	13,599
Restructuring - cost of sales (A)	5,232	—	5,232	—
Restructuring - operating expenses (A)	8,673	—	8,673	—
Deferred revenue fair value adjustment (A)	—	657	—	2,102
Litigation settlement expenses (A)	—	(600)	—	(600)

Non-GAAP income from operations	$254,474	$218,474	$491,592	$409,501

RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended		Six Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

GAAP net income	$179,514	$160,554	$357,886	$280,702
Amortization of acquired intangibles - cost of sales, net of tax (A)	8,566	9,210	17,742	19,478
Amortization of acquired intangibles - operating expenses, net of tax (A)	5,900	6,538	12,214	10,392
Restructuring - cost of sales, net of tax (A)	4,663	—	4,663	—
Restructuring - operating expenses, net of tax (A)	7,730	—	7,730	—
Deferred revenue fair value adjustment, net of tax (A)	—	503	—	1,610
Litigation settlement expenses, net of tax (A)	—	(528)	—	(528)
(Gain) loss on equity investments (A)	—	—	(8,476)	—

Non-GAAP net income (A)	$206,373	$176,277	$391,759	$311,654

Diluted shares outstanding	146,421	145,575	146,350	145,479
GAAP diluted earnings per share	$1.23	$1.10	$2.45	$1.93
Non-GAAP diluted earnings per share (A)	$1.41	$1.21	$2.68	$2.14

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, deferred revenue fair value adjustment, litigation settlement expenses, and the (gain) loss on equity investments from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD Second Quarter 2021 Earnings Press Release – January 28, 2021	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	December 31, 2020 (A)	December 31, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$205.0	$203.5	1%
Masks and other	221.8	204.5	8

Total Sleep and Respiratory Care	$426.8	$408.0	5
Software as a Service	91.8	86.7	6

Total	$518.6	$494.7	5

Combined Europe, Asia, and other markets
Devices	$188.0	$162.3	16%	10%
Masks and other	93.4	79.2	18	12

Total Sleep and Respiratory Care	$281.4	$241.5	17	10

Global revenue
Devices	$393.0	$365.8	7%	5%
Masks and other	315.2	283.7	11	9

Total Sleep and Respiratory Care	$708.2	$649.5	9	7
Software as a Service	91.8	86.7	6	6

Total	$800.0	$736.2	9	7

	Six Months Ended
	December 31, 2020 (A)	December 31, 2019 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$402.4	$390.4	3%
Masks and other	427.5	387.8	10

Total Sleep and Respiratory Care	$829.9	$778.2	7
Software as a Service	184.0	173.6	6

Total	$1,013.9	$951.8	7

Combined Europe, Asia, and other markets
Devices	$364.0	$314.2	16%	11%
Masks and other	174.0	151.2	15	10

Total Sleep and Respiratory Care	$538.1	$465.4	16	10

Global revenue
Devices	$766.4	$704.6	9%	6%
Masks and other	601.6	539.0	12	10

Total Sleep and Respiratory Care	$1,368.0	$1,243.6	10	8
Software as a Service	184.0	173.6	6	6

Total	$1,552.0	$1,417.2	10	8

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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